Exhibit 10.3

KINETIK HOLDINGS INC.
2019 OMNIBUS COMPENSATION PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Under the terms of the Kinetik Holdings Inc. 2019 Omnibus Compensation Plan, as amended from time to time (the “Plan”), Kinetik Holdings Inc., a Delaware corporation (the “Company”), grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this ”Award”) is subject to the terms set forth herein, in the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), the Plan and the Director Compensation Deferral Form for the applicable calendar year, if any, entered into by and between the Company and you prior to the Date of Grant (as applicable, the “Deferral Form”), each of which is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings in the Plan.

Participant:	________________
Date of Grant:	________________ (the “Date of Grant”)
Total Number of Restricted Stock Units:	________________
Vesting Schedule:	Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall be subject to the following vesting schedule: ________________.
By your signature below, you agree to be bound by the terms of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and understand all provisions of the Agreement, the Plan and this Grant Notice. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which will be deemed to be an original, but all of which together will constitute the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes.
    KINETIK HOLDINGS INC.

    By:
    Name:
    Title:

    PARTICIPANT

    Name:

Signature Page to
Restricted Stock Unit Grant Notice

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant in the Grant Notice to which this Agreement is attached between Kinetik Holdings Inc., a Delaware corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not specifically defined have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s past and/or continued service to the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Settlement of the RSUs shall occur at the times and subject to the terms and conditions set forth in the Grant Notice, this Agreement, the Plan and the Deferral Form. Unless and until the RSUs have been settled in the manner described herein, the Participant will have no right to receive any Stock in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.  The RSUs shall be subject to the following vesting schedule: ________________.  Unless and until the RSUs have been settled for shares of Stock, the Participant will have no right to receive any dividends or other distribution (or other rights of ownership) with respect to the shares of Stock underlying the RSUs; provided, however, nothing in this Section 2 is intended to alter the Participant’s right to receive dividend equivalents pursuant and subject to Section 3. In the event of the termination of the Participant’s service relationship with the Company prior to the settlement of the RSUs, such RSUs (and all rights arising from such RSUs and from being a holder thereof) shall remain outstanding.
3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Participant shall be entitled to receive an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date; provided, however, that such amount shall be (a) subject to the terms and conditions of the Company’s Dividend Reinvestment Plan (as amended from time to time, the “Reinvestment Plan”), and (b) immediately vested in full and paid to the Participant in accordance with the Reinvestment Plan at the time elected by the Participant under the Deferral Form. The Participant will not receive any interest regarding the payment of dividends pursuant to this Section 3 (“DERs”). The DERs and any amounts that may become payable in respect thereof will be treated separately from the RSUs for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (“Section 409A”) (including for the designation of the time and form of payments required by Section 409A).
4.Settlement of RSUs. At the time elected by the Participant under the Deferral Form, the Company shall deliver to the Participant a number of shares of Stock equal to the number of RSUs subject to this Award. All shares of Stock issued will be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock will not bear any
Exhibit A-1

interest because of the passage of time. Neither this Section 4 nor any action taken under this Agreement will be construed to create a trust or a funded or secured obligation of any kind.
5.Tax Consequences. The Participant acknowledges there may be adverse tax consequences on the receipt or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant further agrees to indemnify and hold the Company and its Affiliates harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any actions or inactions of the Participant regarding the tax consequences of this Award or the underlying shares.
6.Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will, divorce or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder, if any, will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Legends. If a stock certificate is issued with respect to any shares of Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

9.Rights as a Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
10.Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to the RSUs.
11.No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the grant of the RSUs under the Grant Notice and this Agreement, will confer on the Participant the right to a continued service relationship with the Company or affect the right of the Company to terminate such service relationship. The grant of the RSUs is a one-time benefit and creates no contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
12.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.
13.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Kinetik Holdings Inc.
2700 Post Oak Blvd., Suite 300
        Houston, Texas 77056
        Attn: Director of Human Resources
    If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.Entire Agreement; Amendment. This Agreement, the Deferral Form and the Reinvestment Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
19.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

20.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
21.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
22.Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic or digital signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
23.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs and the DERs granted under this Agreement are intended to comply with the limitations and requirements of Section 409A and will be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations that the RSUs or the DERs provided under this Agreement comply with Section 409A and the Company will not or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant because of non-compliance with Section 409A. Each payment under this Agreement is considered a separate payment for Section 409A.
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